Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,203,430)
Unrealized Gain (Loss) on Market Value of Futures	414,100
Dividend Income	3,307
Interest Income	7,549
Total Income (Loss)	$(778,474)

Expenses
General Partner Management Fees	$5,484
Professional Fees	7,239
Brokerage Commissions	1,307
Non-interested Directors' Fees and Expenses	87
Prepaid Insurance Expense	102
NYMEX License Fee	137
Total Expenses	14,356
Expense Waiver	(7,497)
Net Expenses	$6,859
Net Income (Loss)	$(785,333)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/18	$11,311,808
Net Income (Loss)	(785,333)

Net Asset Value End of Month	$10,526,475
Net Asset Value Per Share (200,000 Shares)	$52.63

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612